Section 906 Certifications

I, Charles E. Porter, the Principal Executive Officer of the Funds listed on Attachment A, certify that, to my knowledge:

1. The form N-CSR of the Funds listed on Attachment A for the period ended November 30, 2007, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in the Form N-CSR of the Funds listed on Attachment A for the period ended November 30, 2007 fairly presents, in all material respects, the financial condition and results of operations of the Funds listed on Attachment A.

Date: January 25, 2008

/s/ Charles E. Porter
______________________
Charles E. Porter
Principal Executive Officer

Section 906 Certifications

I, Steven D. Krichmar, the Principal Financial Officer of the Funds listed on Attachment A, certify that, to my knowledge:

1. The form N-CSR of the Funds listed on Attachment A for the period ended November 30, 2007 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in the Form N-CSR of the Funds listed on Attachment A for the period ended November 30, 2007 fairly presents, in all material respects, the financial condition and results of operations of the Funds listed on Attachment A.

Date: January 25, 2008

/s/ Steven D. Krichmar
______________________
Steven D. Krichmar
Principal Financial Officer

N-CSR
Period ended November 30, 2007

855	Putnam Arizona Tax Exempt Income Fund
847	Putnam Minnesota Tax Exempt Income Fund
845	Putnam Massachusetts Tax Exempt Income Fund
058	Putnam Investment Grade Municipal Trust
030	Putnam New York Tax Exempt Income Fund
060	Putnam High Yield Advantage Fund
949	Putnam Classic Equity Fund
012	Putnam Equity Income Fund
433	Putnam Capital Appreciation Fund
047	Putnam Pennsylvania Tax Exempt Income Fund
848	Putnam Ohio Tax Exempt Income Fund
019	Putnam New Jersey Tax Exempt Income Fund
846	Putnam Michigan Tax Exempt Income Fund